SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2005

Universal Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Annand Drive, Suite 16, Wilmington, DE 19808
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(302) 998-8824

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On September 29, 2005, the Company entered into a Share Contribution Agreement with Messrs. David M. Bovi (a founder of the Company) and William R. Colucci (a founder and Vice-President and Secretary of the Company) pursuant to which such individuals agreed to contribute to the capital of the Company, without consideration, the 200,000 shares and 150,000 shares of Company common stock which they received, respectively, in the March 31, 2005 merger of the Company and BF Acquisition Group IV, Inc. The contribution, however, is contingent on stockholder ratification, approval, and adoption of the merger being obtained on or before December 31, 2005. If the stockholder ratification, approval, and adoption is obtained and Messrs Bovi and Colucci make the capital contribution described above, the net asset value per share of the Company will increase by approximately 7.0% based on the number of shares outstanding on the date hereof. The Company expects to obtain ratification, approval, and adoption of the merger and the merger agreement at a proposed stockholders’ meeting; however, there is no assurance that such stockholder approval, ratification, and adoption will be obtained, or if obtained, that it will be obtained before January 1, 2006.

Item 3.02. Unregistered Sales of Equity Securities

The issuer sold or issued the following securities from inception through September 20, 2005:

Date of Sale	Number of Shares Sold (a)	Purchasers	Consideration Paid per Share (b)	Securities Act Exemption Claimed

August 16, 2004	3,300,000	Founders	$0.001	§ 4(2)(c)

September 1, 2004	152,600	Seed Money Purchasers	$0.50	§ 4(2)(c)

October 1, 2004	300,000	Single Investor	$1.00	§ 4(2)(c)

October 21, 2004 through March 31, 2005	253,600	15 Investors	$0.50 - $1.00	§ 4(2)(c)

March 1, 2005 through March 31, 2005	196,800	20 Investors	$1.00	§ 3(b) and (c)

March 31, 2005	462,500	Former Shareholders of BF Acquisition Group IV, Inc.	(d)	§ 4(2)

April 1, 2005 through April 30, 2005	142,700	12 Investors	$2.00	§ 3(b) and (c)
Subtotal	4,808,200

May 1, 2005 through June 20, 2005	83,500	4 Investors	$1.00	§ 4(2)(c)

May 1, 2005 through July 31, 2005	48,650	77 Investors	$2.00	§ 3(b) and (c)
Subtotal	4,940,350

August 1, 2005 through September 20, 2005	113,950	22 Investors	$2.00	§ 3(b) and (c)
TOTAL	5,054,300

(a)	No underwriter or broker-dealer participated in the sale.
(b)	All proceeds were used to invest in portfolio companies or to pay routine operating expenses.
(c)	All sales, even if aggregated, comply with the safe harbor of Rule 506 promulgated under the Securities Act of 1933.
(d)
Two shares of the common stock of BF Acquisition Group IV, Inc. However, for a description of the possible contribution of 150,000 shares and 200,000 shares of the Company received by Messrs. Colucci and Bovi, respectively, in the Merger, see, “Merger with BF Acquisition Group IV, Inc.”

Item 8.01. Other Events

On September 9, 2005 BroadRelay, Inc. was acquired by BroadRelay Holdings, Inc. (“BDRH”), as a result of which the Company became entitled to receive 564,401 shares of BDRH common stock, the closing bid price of which on September 20, 2005 was $2.00. BDRH is using the power of the high-speed Internet, combined with proprietary technology, to attempt to create a world-entertainment network on the world wide web. The company's primary brand, SIVOO™, expects to provide video entertainment (movies, live TV, games, sports and music) to U.S. non-English speaking and ethnic residents. BDRH plans to launch similar services internationally.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number   Description of Document

10.1             Share Contribution Agreement dated September 29, 2005 by and among the Company, David M. Bovi, and William R. Colucci.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Universal Capital Management, Inc. (Registrant)

September 29, 2005	By: /s/ Michael D. Queen
Name: Michael D. Queen
Title: President